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                                                                  EXHIBIT (g)(2)

                              DANIEL F. BYRNE, FSA
                                    President
                                  M Fund, Inc.
                         M Financial Investment Advisors

September 1, 2001

Investors Bank & Trust Company
200 Clarendon Street
Boston, MA 02111
Attn: Paula Lordi

          RE: M Fund, Inc. (the "Trust") on behalf of its Business Opportunity Value Fund (the "Fund")
                     ---------------------------------------------------------

Dear Ms. Lordi:

Reference is made to the Custodian Agreement, the Administration Agreement and the Transfer Agency and Service Agreement (collectively, the "Agreements"), each dated December 4, 1995, between the Trust and Investors Bank & Trust Company (the "Bank"). The Trust hereby appoints the Bank to provide the services described in each of the Agreements to the Fund, subject o the terms and provisions of each such Agreements, including the fee schedules associated therewith.

If the foregoing is acceptable to you, please execute and return copy of this letter agreement, upon which it will become effective.

                                           M FUND, INC.


                                           /s/ Daniel F. Byrne
                                           -------------------------------------
                                           By:    Daniel F. Byrne
                                           Title: President


Acknowledged and Agreed:

Investors Bank & Trust Company


  /s/ Andrew Nesvet
---------------------------------
By:    Andrew Nesvet
Title: Senior Director


 RIVER PARK CENTER - 205 SE Spokane Street Portland, Oregon 97202 - Post Office
                      Box 2207 Portland, Oregon 97208-2207
                    Telephone 503/232-6960 - Fax 503/238-1621

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                               AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT, effective as of September 1, 2001, by and among M FUND, INC. ("M Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company ("Investors Bank").

     WHEREAS, M Fund and Investors Bank entered into a Securities Lending Agency Agreement dated August _, 2000 (the "Securities Lending Agreement"); as amended from time to time, and

     WHEREAS, M Fund and Investors Bank desire to amend the Securities Lending Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.   AMENDMENTS.

     Schedule A to the Securities Lending Agreement is hereby deleted in its entirety and replaced with the form of Schedule A attached hereto as Exhibit A.

2.   MISCELLANEOUS.

     (a) Except as amended hereby, the Securities Lending Agreement shall remain in full force and effect.

     (c) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.


                                         INVESTORS BANK & TRUST COMPANY


                                         By: /s/ Andrew M. Nesvet
                                             --------------------------------

                                         Name: Andrew M. Nesvet
                                               ------------------------------

                                         Title: Senior Director
                                                -----------------------------


                                         M FUND, INC.

                                         By:    Daniel F. Byrne

                                         Name:  Daniel F. Byrne

                                         Title: President